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                          Mail to: Secretary of State      For office use only
                                                                 002
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202
                                (303) 894-2251
MUST BE TYPED                 Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                            ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope    ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the corporation is      RV Holiday.com, Inc.

SECOND:   The following amendment to the Articles of Incorporation was adopted on December 20, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

____ No shares have been issued or Directors Elected - Action by Incorporators

____ No shares have been issued but Directors Elected - Action by Directors

____ Such amendment was adopted by the board of directors where shares have been issued but shareholder action was not required.

 X        Such amendment was adopted by a vote of the shareholders.  The
---- number of shares voted for the amendment was sufficient for approval.

THIRD:    If changing corporate name, the new name of the corporation is iRV,
Inc.

FOURTH:   The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:_______________________________________________________
     (Not to exceed ninety (90) days from the date of filing)

                                    RV HOLIDAY.COM, INC.



                                    Signature ____________________________
                                              John Deufel, President